Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

September 18, 2009

Next Generation Equity Research, LLC

1 East Wacker Drive, Suite 2920

Chicago, IL  60601

Ladies and Gentlemen:

Northern Technologies International Corporation, a Delaware corporation (“NTIC” or the “Company”), proposes, subject to the terms and conditions herein, to issue and sell an aggregate of up to $3,552,000 in shares (the “Shares”) of its common stock, $0.02 par value per share (the “Common Stock”) under the form of subscription agreement attached hereto as Exhibit A (the “Subscription Agreement”), directly to various institutional investors (collectively, the “Investors”).

The Company hereby confirms its agreement with Next Generation Equity Research, LLC (the “Placement Agent”) as follows:

Section 1.                                          Agreement to Act as Placement Agent.

(a)                                  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company and the Placement Agent, the Placement Agent shall be the Company’s exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Shares in the proposed takedown from a shelf registration statement on Form S-3 (Registration Statement No. 333-153891) (the “Registration Statement”), with the terms of such takedown to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors (such takedown shall be referred to herein as the “Offering”).  As compensation for services rendered, and provided that any of the Shares are sold to Investors in the Offering, on the Closing Date (as defined below) of the Offering, the Company shall pay to the Placement Agent an amount equal to (a) six and one-half percent (6½%) of the gross proceeds received by the Company from the sale of the Shares in the Offering; and (b) all the Placement Agent’s reasonable out-of-pocket, legal and other expenses (with supporting invoices and receipts) up to a maximum of $65,000.

This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Shares, or an obligation for the Company to issue any Shares or complete the Offering.  The Placement Agent shall have no authority to bind the Company.  The Placement Agent shall act on a reasonable best efforts basis to solicit offers to purchase the Shares and to procure performance by the Investors in the purchase of the Shares; provided, however that the Placement Agent does not guarantee that it will be able to raise new capital in the prospective Offering.  The Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Shares received by it as agent of the Company.  The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer, in whole or in part. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.  The Placement Agent may, with the prior written consent of the Company, retain other brokers or dealers to act as sub agents on its behalf in connection with any Offering.

(b)                                 The term of the Placement Agent’s exclusive engagement will be six months; however, the Company may terminate the engagement at any time and for any reason upon 5 days written notice to the Placement Agent.  Upon termination, the Placement Agent will be entitled to collect all fees earned pursuant to the terms hereof and, to the extent provided herein, to be reimbursed for all expenses incurred through the date of termination.  Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities or persons other than the Company.

Section 2.                                          Representations, Warranties and Agreements of the Company.

Except as set forth in the Registration Statement, the Base Prospectus or the Prospectus Supplement, the Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the Closing Date of the Offering, as follows:

(a)                                  Securities Law Filings.  The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement (as defined below), which became effective on January 16, 2009, for the registration under the Securities Act of 1933, as amended (the “Act”), of the Shares.  On the date of the filing of the Registration Statement and the date on which the Registration Statement became effective, the Company met the requirements for use of Form S-3 under the Act.  Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule.  The Company will file with the Commission pursuant to Rule 424(b) under the Act and the rules and regulations thereunder a supplement to the form of prospectus included in such registration statement relating to a placement of the Shares and the plan of distribution thereof and the Company has advised the Placement Agent of all further material information (financial and other) with respect to the Company to be set forth therein.  Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus, in the form in which it appears in the Registration Statement, is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b), is hereinafter called a “Prospectus Supplement.”  Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement and prior to the time of the Closing (as defined below), or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus Supplement, as the case may be.

(b)                                 No Stop Order.  No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission.

(c)                                  Compliance with Applicable Regulations.  The Registration Statement (and any further documents to be filed with the Commission in connection with the Offering) contains or will contain, as applicable, all exhibits and schedules as required by the Act.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Each of the Base Prospectus and the Prospectus Supplement, as of its respective date, complied in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder.  Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Incorporated Documents, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission, when read together with the other information in the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement prior to the Closing, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and when read together with the other information in the Registration Statement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Company makes no representations or warranties as to the information contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for use in the Registration Statement or the Prospectus Supplement.  No post-effective amendment to the Registration Statement reflecting any facts or events arising after the effective date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

(d)                                 No Offers.  Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Base Prospectus and the Prospectus Supplement (if the parties utilize the Base Prospectus and the Prospectus Supplement at or prior to the time of receipt and acceptance by the Company of an executed Subscription Agreement); the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectus (as defined in Rule 405 under the Act) except in compliance with Rules 164 and 433 under the Act; assuming that such free writing prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such free writing prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), and the Registration Statement includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

(e)                               Reports and Documents, etc.  There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Act or (y) will not be filed within the requisite time period.  There are no material contracts or other documents required to be described in the Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(f)                                 Offering Materials Furnished to the Placement Agent.  The Company has delivered, or upon request will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests.

(g)                                 Distribution of Offering Material.  The Company has not distributed and will not distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than the Base Prospectus and the Prospectus Supplement or the Registration Statement and copies of the documents incorporated by reference therein.  For the avoidance of doubt, any other material prepared and distributed solely by the Placement Agent is not deemed to be distributed by the Company for purposes of this paragraph (g).

(h)                                 The Placement Agency Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i)                                     Authorization of the Shares.  The Shares have been duly authorized for issuance and sale, and the Shares, when issued and delivered by the Company to the Investors against payment therefor pursuant to this Agreement and the terms of the Subscription Agreements, will be validly issued, fully paid and nonassessable.

(j)                                     No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Base Prospectus and in any Prospectus Supplement:  (i) there has been no material adverse change or effect, or any development that could reasonably be expected to result in a material adverse change or effect, in the condition, financial or otherwise, or in the business, operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole (any such change or effect, where the context so requires, is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and the Subsidiaries have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

(k)                                  No Default.  Neither the Company nor the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws or other organizational or charter documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except, with respect to clauses (B), (C), (D) or (E), for such breaches, violations, defaults and events as would not, individually or in the aggregate, have a Material Adverse Effect;

(l)                                     No Conflict.  The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or the Subsidiaries pursuant to) (A) the charter or bylaws or other organizational or charter documents of the Company or the Subsidiaries (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ), or (E) any decree, judgment or order applicable to the Company or the Subsidiaries or any of their respective properties, except, with respect to clause (B), (C), (D) or (E) for such conflicts, breaches, violations, defaults and events as would not, individually or in the aggregate, have a Material Adverse Effect.

(m)                               Independent Accountants.  Baker Tilly Virchow Krause, LLP, which has expressed its opinion with respect to the Company’s audited financial statements (which term as used in this Agreement includes the related notes and schedules thereto) for the fiscal year ended August 31, 2008 and supporting schedules filed with the Commission as a part of the Registration Statement and incorporated by reference in the Prospectus Supplement, is an independent registered public accounting firm as required by the Act and the Exchange Act.

(n)                                 Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of the Registration Statement or included or incorporated by reference in the Base Prospectus or Prospectus Supplement present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of and at the dates thereof and the results of their operations and cash flows for the periods specified therein, subject in the case of anaudited statements to normal, immaterial, year-end audit adjustments.  The supporting exhibits and schedules included in the Registration Statement, if any, present fairly in all material respects the information required to be stated therein subject to the normal year-end adjustments which are not expected to be material in amount.  Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”), as applicable, applied on a consistent basis throughout the periods involved, except as may be otherwise stated in the related notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP comply in all material respects with the Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.  No other financial statements or supporting schedules or exhibits are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement or the Prospectus Supplement.

(o)                                 Incorporation and Good Standing.  Each of the Company and each of the Company’s majority-owned subsidiaries that is considered a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X  (collectively, the “Subsidiaries”) has been duly organized and is validly existing and, as applicable, is in good standing under the laws of the jurisdiction of incorporation or organization

(as applicable) with requisite power and authority to own its properties and other assets and conduct its business as described in the Prospectus Supplement, and is duly qualified or licensed to do business as a foreign corporation or other entity and, as applicable, is in good standing under the laws of each jurisdiction in which the nature of the business conducted or property owned by it requires such qualification or license, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(p)                                 Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and in each Prospectus Supplement (other than for issuances after the dates thereof, if any, pursuant to employee benefit plans described in any Prospectus Supplement or upon exercise of outstanding options or warrants described in any Prospectus Supplement).  The Shares conform in all material respects to the description thereof contained in the Base Prospectus and the Prospectus Supplement.  As of September 15, 2009, there were 3,759,180 shares of Common Stock outstanding.  Since September 15, 2009, the Company has not issued any securities other than (i) Common Stock of the Company pursuant to the exercise of previously outstanding options in connection with the Company’s employee stock purchase, stock option and stock incentive plans (the “Plans”), outstanding warrants and other outstanding obligations, and (ii) options granted pursuant to the Plans in the ordinary course of business consistent with past practice, in each case as disclosed in the Base Prospectus and each Prospectus Supplement.  All the issued and outstanding shares of the capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance, in all material respects, with federal and state securities laws, as applicable.  Except as set forth in the Base Prospectus and each Prospectus Supplement, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company.  None of the outstanding shares of capital stock of the Company or any Subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those described in the Base Prospectus and each Prospectus Supplement.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Base Prospectus and the Prospectus Supplement accurately and fairly presents the information required by the Act to be shown with respect to such plans, arrangements, options and rights.  Except as set forth in the Base Prospectus or in any Prospectus Supplement, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities or have any equity interest in any other person.

(q)                                 Stock Exchange Listing.  The Common Stock is registered under the Exchange Act and is listed on the NASDAQ Global Market (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or suspending from trading the Common Stock from NASDAQ, nor has the Company received any information suggesting that the Commission or the Financial Industry Regulatory Authority (“FINRA”) is contemplating terminating or suspending such registration or quotation.

(r)                                    No Transfer Taxes or Other Fees.  There are no transfer taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

(s)                                  No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(t)                                    FINRA Matters.  The Company has filed and cleared with FINRA the Base Prospectus included within the Registration Statement.

(u)                                 NASDAQ Notifications.  Since August 31, 2008, the Company has not received any notice from NASDAQ regarding the delisting of the Common Stock from NASDAQ.

(v)                                 No FINRA Affiliations.  To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement, the Base Prospectus and the Prospectus Supplement.

(w)                               No Unlawful Influence.  The Company has not offered, or caused any Placement Agent to offer, Shares to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or the Subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or the Subsidiaries or any of their respective products or services.

(x)                                   Blue Sky.  The Shares have been or will be qualified for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors determine, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions.

(y)                                 Officer’s Certificate.  Any certificate signed by an officer of the Company and delivered to the Placement Agent in connection herewith or in connection with the Offering shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(z)                                   Intellectual Property.  Except as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Base Prospectus, the Prospectus Supplement as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed (in the Registration Statement, the Base Prospectus or the Prospectus Supplement) to be conducted (including the commercialization of products or services described in the Registration Statement, the Base Prospectus or the Prospectus Supplement), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”).  Except as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the Base Prospectus and the Prospectus Supplement disclose is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Base Prospectus, or the Prospectus Supplement, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others; (vi) the Company and the Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or the Subsidiaries (except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect), and all such agreements are in full force and effect; (vii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (viii) to the Company’s knowledge, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) the manufacture, use or sale of the product candidates described in the Registration Statement, the Base Prospectus, or the Prospectus Supplement as under development by the Company or the Subsidiaries falls or would fall within the scope of one or more claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or the Subsidiaries, except with respect to each of the clauses (i) through (ix) above, for such events as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)                            Title.  The Company and the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, the Base Prospectus and the Prospectus Supplement as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except to the extent such liens, claims, security interests or other encumbrances are disclosed in the Registration Statement, the Base Prospectus and the Prospectus Supplement; all the property described in the Registration Statement, the Base Prospectus or the Prospectus Supplement as being held under lease by the Company or the Subsidiaries is held thereby under valid, subsisting and enforceable leases.

(bb)                          Environmental.  The Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(cc)                            Review of Environmental Laws.  The Company and the Subsidiaries periodically review the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(dd)                          Labor Practice.  Neither the Company nor the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect.  Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is no (A) unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or the Subsidiaries and (C) union representation dispute currently existing concerning the employees of the Company or the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or the Subsidiaries and (iii) neither the Company nor the Subsidiaries has violated any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or the Subsidiaries.

(ee)                            Tax Returns.  All tax returns required to be filed by the Company and the Subsidiaries have been timely filed or corrected, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(ff)                                Insurance.  The Company and the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase; neither the Company nor the Subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(gg)                          Material Contracts.  Neither the Company nor the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Base Prospectus or the Prospectus Supplement, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or the Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, except where the terminations or non-renewals of such contracts or agreements would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)                          Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)                                  Sarbanes-Oxley Controls.  The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; all “significant deficiencies” and “material weaknesses” (as such terms are defined in PCAOB Auditing Standard No. 2) of the Company, if any, have been disclosed in the Registration Statement, the Base Prospectus and the Prospectus Supplement; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and NASDAQ promulgated thereunder.

(jj)                                  Foreign Corrupt Practices Act.  Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Base Prospectus or the Prospectus Supplement.

(kk)                            Dividends.  Each Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the respective Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Subsidiaries from the Company or from transferring any of the Subsidiaries’ property or assets to the Company, except as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement.

(ll)                                  Fees and Commissions.  Except pursuant to this Agreement or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(nn)                          Investment Company.  Neither the Company nor the Subsidiaries is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with

Rule 172 under the Act or any similar rule) in connection with any sale of Shares will either of them be, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 3.                                          Delivery and Payment.

On September 23, 2009 (the “Closing Date”), each of the Investors will remit by wire transfer to an account designated by the Company an amount equal to the aggregate purchase price for the Shares purchased by such Investor as set forth on the signature page to the Subscription Agreement entered into between the Company and each of the Investors.  Promptly upon receipt by the Company of the aggregate purchase price for the Shares purchased by the Investors or at such other time on the Closing Date as may be agreed upon by the Company and the Placement Agent, the Company shall deliver to each Investor the Shares purchased by such Investor via the Depository Trust Company’s (“DTC”) Deposit or Withdrawal at Custodian system via the DTC instructions set forth on the signature page of such Investor’s Subscription Agreement, such Shares to be registered in such name or names as designated by the Investor on the signature page to the Subscription Agreement.  The closing of the takedown (the “Closing”) shall take place at the office of K&L Gates LLP at 599 Lexington Avenue, New York, New York, 10022 (or at such other place as shall be agreed upon by the parties hereto).  All actions taken at the Closing shall be deemed to have occurred simultaneously.

Section 4.                                          Covenants of the Company.

The Company further covenants and agrees with the Placement Agent as follows:

(a)                                  Registration Statement Matters.  During the period beginning on the date hereof and ending at the time of the Closing (such period being referred to herein as the “Prospectus Delivery Period”), the Company agrees to advise the Placement Agent promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish the Placement Agent with copies thereof at the request of the Placement Agent; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement; to advise the Placement Agent, promptly after it receives notices thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus Supplement or for additional information and (ii) of the issuance by the Commission, of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus Supplement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus or Prospectus Supplement or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(b)                                 Blue Sky Compliance.  The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Shares for sale or satisfy any applicable exemption(s) for sale of the Shares under the securities laws of such jurisdictions (United States and foreign) as the Placement

Agent and the Investors may reasonably request, and will furnish such information and execute such applications and documents as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus Supplement.  The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Shares.

(c)                                  Amendments and Supplements to the Prospectus Supplement and Other Securities Act Matters.  The Company will comply with the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the Base Prospectus and any Prospectus Supplement.  If during the Prospectus Delivery Period, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Base Prospectus or any Prospectus Supplement in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus Supplement is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Base Prospectus or any Prospectus Supplement to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Base Prospectus or any Prospectus Supplement so that the Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances existing at the time it is so delivered, be misleading, or so that the Base Prospectus or any Prospectus Supplement will comply with such law.  Before amending the Registration Statement or supplementing the Base Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement, allow the Placement Agent a reasonable amount of time to review such proposed amendment or supplement and will not file any amendment or supplement to which the Placement Agent reasonably objects in writing, including via electronic mail.

(d)                                 Copies of any Amendments and Supplements to the Prospectus Supplement.  The Company agrees to furnish the Placement Agent, without charge, during the Prospectus Delivery Period, as many copies of the Base Prospectus and Prospectus Supplement and any amendments and supplements thereto (including any Incorporated Documents) as the Placement Agent may reasonably request.

(e)                                  Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement or the applicable Prospectus Supplement.

(f)                                    Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(g)                                 Earnings Statement.  As soon as practicable and in accordance with applicable requirements under the Act, but in any event not later than 18 months after the Closing Date of the Offering, the Company will make generally available to its security holders and to the Placement Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Act.

(h)                                 Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Company shall duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i)                                     Additional Documents.  The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent, the Investors and the Company.  The Company agrees that the Placement Agent may rely upon, and is a third party beneficiary of, the representation and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j)                                     Company Lock-up.  The Company will not offer or sell any securities of the Company that are of the same or a similar class as the Shares for a period of 90 days after the Closing Date, other than:  (a) offers or sales of securities under an employee benefit plan as defined in Rule 405 under the Act; (b) offers or sales of securities in connection with options, warrants, or convertible securities outstanding as of the Closing Date; (c) securities issued pursuant to stock splits, stock dividends or distributions, recapitalizations and similar events affecting the Common Stock; (d) shares of Common Stock or warrants to vendors or strategic partners of the Company; or (e) securities issued pursuant to mergers, acquisitions or strategic transactions.

Section 5.                                          Conditions of the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 as of the date hereof and as of the Closing Date of the Offering as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)                                  Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.  Each Prospectus Supplement shall have been duly filed with the Commission in accordance with Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and FINRA shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

(b)                                 Corporate Proceedings.  All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus Supplement, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory in all material respects to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 5.

(c)                                  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Material Adverse Change or Material Adverse Effect, which, in the reasonable judgment of the Placement Agent, makes it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated by the applicable Prospectus Supplement.

(d)                                 Opinion of Counsel for the Company.  The Placement Agent shall have received on the Closing Date of the Offering, and the Company shall cause to be delivered to the Placement Agent an opinion of legal counsel to the Company in substantially the form as agreed to by the parties hereof, dated the Closing Date, addressed to the Placement Agent.

(e)                                  Accountants’ Comfort Letter.  The Placement Agent shall have received on the Closing Date and the Company shall cause to be delivered to the Placement Agent a letter from Baker Tilly Virchow Krause, LLP (or the Company’s current independent registered public accounting firm), addressed to the Placement Agent, dated as of the Closing Date, in substantially the form as agreed to by the parties hereof.  The letter shall confirm that Baker Tilly Virchow Krause, LLP is an independent registered accounting firm with respect to the Company and any Subsidiary within the meaning of the Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board and shall state the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement.

(f)                                    Officers’ Certificate.  The Placement Agent shall have received on the Closing Date a certificate of the Company, in a form reasonably satisfactory to the Placement Agent, dated as of the Closing Date signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that:

(i)                                     The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Act; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii)                               When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, the Base Prospectus and each Prospectus Supplement and any amendments or supplements thereto, and Incorporated Documents, when such documents became effective or were filed with the Commission, contained all material information required to be included therein by the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Base Prospectus and the Prospectus Supplement, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Act and the rules and regulations of the Commission thereunder to be set forth in an amended or supplemented Prospectus Supplement which has not been so set forth;

(iv)                              Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and each Prospectus Supplement, there has not been:  (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or the Subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect; and

(v)                                 The Company has been subject to continuous disclosure requirements of the Exchange Act for a period of at least 12 calendar months immediately preceding the filing of the Registration Statement, has timely filed all reports required of it to be filed under the Exchange Act during the past 12 calendar months and the portion of the month in which the Registration Statement was filed, and as of the date of the Base Prospectus and each Prospectus Supplement is currently in compliance with such obligations.

(g)                                 Listing.  The Common Stock (including the Shares) is registered under the Exchange Act and is or will as of the Closing Date be listed on NASDAQ, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Shares under the Exchange Act or suspending from trading the Shares on NASDAQ, nor has the Company received any written information suggesting that the Commission or FINRA is contemplated terminating such registration or quotation.

(h)                                 Compliance with Prospectus Delivery Requirements.  The Company shall have complied with the provisions of Sections 3 and 4(c) and (d) with respect to the furnishing of Prospectus Supplements.

(i)                                     Lock-Up Agreements.  Each of the Company’s officers and directors and Inter Alia Holding Company shall execute and deliver a Lock-up Agreement, in a form reasonably satisfactory to the Placement Agent, restricting the transfer or other disposition of any shares of Common Stock of the Company or securities convertible into, exchangeable, or exercisable for Common Stock of the Company held of record or beneficially by such officers and directors for a period of ninety (90) days after the Closing Date, subject to the exemptions stated therein.

If any condition specified in this Section 5 is not satisfied in all material respects when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company signed by the Placement Agent at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Reimbursement of Placement Agent’s Expenses), Section 8 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6.                                          Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation:  (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus and each Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees and expenses incurred by the Placement Agent in connection with qualifying or registering (or verifying or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Placement Agent, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Placement Agent of such qualifications, registrations and exemptions; (vii) all reasonable and documented attorneys’ fees and expenses incurred by the Placement Agent in connection with the Offering up to a maximum of $65,000; (viii) the filing fees incurred by the Placement Agent in connection with the approval by FINRA of the Placement Agent’s participation in the offering and distribution of the Shares; (ix) the fees and expenses associated with including the Shares for listing on NASDAQ; (x) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” if any; and (xi) all other fees, costs and expenses referred to in Part II of the Registration Statement.

Section 7.                                          Reimbursement of Placement Agent’s Expenses.

Whether or not this Agreement is terminated, and whether or not the sale to the Investors of the Shares on any Closing Date is consummated, the Company agrees to reimburse the Placement Agent, upon demand, for all reasonable and documented out-of-pocket expenses that shall have been reasonably incurred by the Placement Agent in connection with the Offering, including, but not limited to, legal and filing fees and other disbursements of counsel for the Placement Agent, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges, up to a maximum of $65,000.

Section 8.                                          Indemnification and Contribution.

(a)                                  Indemnification of the Placement Agent.  The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors, members, employees and agents, and each person, if any, who controls the Placement Agent within the meaning of the Act and the Exchange Act (collectively, the “Placement Agent Indemnified Parties”) against any action, loss, claim, damage, costs, liability or expense (collectively, “Loss”), joint or several, as incurred, to which such Placement Agent Indemnified Parties may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based:  (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, or each Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained in this Agreement or the Subscription Agreement; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) upon a breach by the Company of this Agreement; (vi) any act or failure to act or any alleged act or failure to act by the Placement Agent in connection with, or relating in any manner to, the Shares or the Offering contemplated hereby, and which is included as part of or referred to in any Loss arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv), or (v) above, provided that the Company shall not be liable under clause (iv), (v) and (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such Loss resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Placement Agent through its gross negligence or willful misconduct; and to reimburse such Placement Agent Indemnified Party for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Placement Agent) as such expenses are reasonably incurred by such Placement Agent Indemnified Party in connection with investigating, defending, settling, compromising or paying any such Loss; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement, the Base Prospectus or each Prospectus Supplement (or any amendment or supplement thereto).

(b)                                 Indemnification of the Company, its Directors and Officers.  The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any Loss, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal, state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agent; which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus Supplement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Placement Agent expressly for use therein and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such Loss.

(c)                                  Information Provided by the Placement Agent.  The Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, hereby acknowledges that the only information that the Placement Agent will furnish to the Company expressly for use in any Prospectus Supplement (or any amendment or supplement thereto) are the statements regarding the Placement Agent set forth under the caption “Plan of Distribution” in the Prospectus Supplement.

(d)                                 Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability, which it may have to any indemnified party for contribution to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:  (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party), representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e)                                  Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes:  (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f)                                    Contribution.  If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the Placement Agent on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, its directors, its officers or its controlling persons on the one hand or the Placement Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(f):  (i) the Placement Agent shall not be required to contribute any amount in excess of the amount of the placement agent fees actually received by such Placement Agent pursuant to this Agreement; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)                                 Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit, or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder.  In case any action, suit, or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified.  Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any Loss effected by such party seeking contribution without the written consent of such Contributing Party.  The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  The Placement Agent’s obligations to contribute pursuant to this Section 8(g) are several and not joint.

(h)                                 Timing of Any Payments of Indemnification.  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

(i)                                     Acknowledgements of Parties.  The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement or each Prospectus Supplement as required by the Act and the Exchange Act.

Section 9.                                          Covenants of the Placement Agent

(a)                                  The Placement Agent has not distributed and will not distribute any offering material in connection with the Offering and sale of the Shares other than the Base Prospectus and each Prospectus Supplement or the Registration Statement and copies of the documents incorporated by reference therein and the Subscription Agreement in the form approved by the Company.

(b)                                 The Placement Agent will not use or refer to any materials on the Company’s website in connection with the offering and sale of the Shares.

(c)                                  The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

Section 10.                                   Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, including its officers and directors, and of the Placement Agent set forth in or made pursuant to this Agreement, including, but not limited to the indemnity and contribution agreements contained in Section 8, will remain in full force and effect, regardless of (i) any investigation made by or on behalf of any Placement Agent or any person controlling such Placement Agent, the Company, its directors or officers or any persons controlling the Company; (ii) delivery and acceptance of any Shares and payment therefor hereunder; and (iii) any termination of this Agreement until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the Closing Date.  A successor to any Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 8.

Section 11.                                   Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered, sent by recognized overnight courier or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:

Next Generation Equity Research, LLC

1 East Wacker Drive

Chicago, IL 60601, Suite 2920

Facsimile:  (312) 836-0238

Attention:  Michael Boehm

With a copy to:

K&L Gates LLP

599 Lexington Avenue

New York, NY  10022

Facsimile:  (212) 536-3901

Attention:  Robert S. Matlin, Esq.

If to the Company:

Northern Technologies International Corp.

4201 Woodland Road

P.O. Box 69

Circle Pines, MN 55014

Facsimile:  (763) 225-6645

Attention: Matthew Wolsfeld

With a copy to:

Oppenheimer Wolff & Donnelly LLP

45 South Seventh Street, Suite 3300

Minneapolis, MN 55402

Facsimile:  (612) 607-7100

Attention: Amy E. Culbert, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 12.                                   Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.  Neither the Company nor the Placement Agent shall be entitled to assign their rights, or delegate their responsibilities, hereunder without the prior written consent of the other party hereto.

Section 13.                                   Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 14.                                   Governing Law Provisions.

(a)                                  Governing Law.  This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state without giving effect to the principles of conflicts of law of such State.

(b)                                 Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in New York County, New York, or the courts of the State of New York in each case located in New York County (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 15.                                   General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts (including via facsimile or pdf), each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION, a Delaware corporation

By:	/s/ Matt Wolsfeld
Name: Matt Wolsfeld
Title: Chief Financial Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted by the Placement Agent as of the date first above written.

NEXT GENERATION EQUITY RESEARCH, LLC

By:	/s/ Michael Boehm
Name: Michael Boehm
Title: Managing Partner